UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 18, 2019

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2019, the Board of Directors of Chico’s FAS, Inc. (the "Company") elected Kim Roy to the Company’s Board, effective February 18, 2019, filling a prior vacancy on the Board. Ms. Roy will serve as a director until the 2019 Annual Meeting of Shareholders and will stand for re-election at that meeting. Neither Ms. Roy nor any related person of Ms. Roy has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or expects to become a party. Ms. Roy will be compensated as a non-employee director in accordance with the Company's non-employee director compensation policies as described in the Company's 2018 Proxy Statement. Ms. Roy has been appointed to serve on the Board’s Audit Committee.

Item 7.01. Regulation FD Disclosure.
The Company issued a press release on February 19, 2019 announcing the election of Ms. Roy. A copy of the press release is attached to this Report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated February 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: February 19, 2019	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated February 19, 2019